EXHIBIT 99(g)(i)

Amended as of November 30, 20161

ENTITY AND SERIES	TYPE OF ENTITY	JURISDICTION

Lord Abbett Affiliated Fund, Inc.	Corporation	Maryland
Lord Abbett Bond-Debenture Fund, Inc.	Corporation	Maryland
Lord Abbett Developing Growth Fund, Inc.	Corporation	Maryland
Lord Abbett Equity Trust	Statutory Trust	Delaware
Lord Abbett Calibrated Large Cap Value Fund
Lord Abbett Calibrated Mid Cap Value Fund
Lord Abbett Global Fund, Inc.	Corporation	Maryland
Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Emerging Markets Currency Fund
Lord Abbett Emerging Markets Local Bond Fund
Lord Abbett Multi-Asset Global Opportunity Fund
Lord Abbett Investment Trust	Statutory Trust	Delaware
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Core Plus Bond Fund
Lord Abbett Diversified Equity Strategy Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Growth Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Ultra Short Bond Fund
Lord Abbett Mid Cap Stock Fund, Inc.	Corporation	Maryland
Lord Abbett Municipal Income Fund, Inc.	Corporation	Maryland
Lord Abbett AMT Free Municipal Bond Fund
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration High Yield Municipal Bond Fund
Lord Abbett Short Duration Tax Free Fund

1As amended on November 30, 2016 to reflect the addition of Lord Abbett Global Core Equity Fund, a series of Lord Abbett Securities Trust.

Lord Abbett Research Fund, Inc.	Corporation	Maryland
Lord Abbett Calibrated Dividend Growth Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series
Lord Abbett Securities Trust	Statutory Trust	Delaware
Lord Abbett Alpha Strategy Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Global Core Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett International Core Equity Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Opportunities Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund
Lord Abbett Series Fund, Inc.	Corporation	Maryland
Bond-Debenture Portfolio
Calibrated Dividend Growth Portfolio
Classic Stock Portfolio
Developing Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Core Equity Portfolio
International Opportunities Portfolio
Mid Cap Stock Portfolio
Short Duration Income Portfolio
Total Return Portfolio
Value Opportunities Portfolio
Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.	Corporation	Maryland